Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated June 20, 2003, in the SEC Form S-1 Registration Statement and related Prospectus of TWI Holdings, Inc. and Subsidiaries, dated October 17, 2003, for the registration of Common Stock.

Louisville, Kentucky

October 17, 2003